UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     March 10, 2006
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                           NATURAL HEALTH TRENDS CORP.
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               (Exact name of Company as specified in its charter)


             Delaware                  0-26272                59-2705336
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   (State or other jurisdiction      (Commission             IRS Employer
         of incorporation)           File Number)         Identification No.)


       2050 Diplomat Drive         Dallas, TX                     75234
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     (Address of principal executive offices)                   (Zip Code)


Company's telephone number, including area code      (972) 241-4080
                                               ---------------------------------


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 1.01   Entry into a Material Definitive Agreement
Item 3.02   Unregistered Sales of Equity Securities

         As of November 1, 2004, Natural Health Trends Corp. (the "Company") and Natural Health Trends Japan, Inc., a wholly owned subsidiary of the Company ("NHT Japan"), entered into an employment agreement (the "Employment Agreement") with Richard Johnson pursuant to which Mr. Johnson agreed to serve as the President and Representative Director of NHT Japan. The term of Mr. Johnson's employment with the Company commenced on November 1, 2004 and was scheduled to end on December 31, 2006. Under the Employment Agreement, the Company agreed to pay Mr. Johnson an annual base salary of $480,000 plus reimbursement for reasonable business expenses as well as expenses related to relocating to, and living in, Japan.

         On March 16, 2006, Mr. Johnson and the Company amended the Employment Agreement effective as of February 1, 2006. As amended, the Employment Agreement is extended through January 31, 2009. Under the amended Employment Agreement, Mr. Johnson will continue to serve as President of NHT Japan and will provide advice and services to the Company, as requested. For health reasons, Mr. Johnson will reside in the United States and is expected to work a reduced number of hours. He will be compensated by the Company under the amended Employment Agreement at the rate of $2,000 per day with a minimum of $16,000 per quarter (or $64,000 per year). Under the amended Employment Agreement, the Company will issue to Mr. Johnson options exercisable for 8,000 shares of the Company's common stock during each year of the term of the Consulting Agreement. The options shall be exercisable at a price equal to the fair market value of the shares of common stock on the date of grant and will be issued pursuant to the Company's 2002 Stock Plan. The Company has also agreed to reimburse Mr. Johnson for business related expenses

         On March 10, 2006, the Company entered into a letter agreement dated March 1, 2006 with Robert H. Hesse, the Company's Interim Chief Executive Officer and a member of the Board of Directors. Pursuant to the letter agreement, Mr. Hesse has agreed to continue acting as the interim chief executive officer of the Company. In addition to continuing his base pay of $2,000 per day, the Company has agreed to pay Mr. Hesse a retention bonus equal to $300,000, of which $150,000 is due and payable currently and $150,000 is due within 5 days after satisfactory completion of Mr. Hesse's term as interim Chief Executive Officer.

         On March 15, 2006, Mr. Hesse also exercised an option granted to him on April 9, 2003, to purchase 5,000 shares of the Company's common stock for $1.80 per share. The option was set to expire on April 9, 2006.

Item 9.01   Financial Statements and Exhibits

     (d)    Exhibits

     10.1 Amended Employment Agreement between Natural Health Trends Corp. and Richard S. Johnson dated March 16, 2006, but effective as of February 1, 2006.

     10.2 Letter Agreement dated March 1, 2006 between Natural Health Trends Corp. and Robert H. Hesse.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NATURAL HEALTH TRENDS CORP.


     Date: March 16, 2006
                                      By: /s/ ROBERT H. HESSE
                                          --------------------------------------
                                          Name:  Robert H. Hesse
                                          Title: Interim Chief Executive Officer

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

                                  EXHIBIT INDEX



Exhibit                              Description
-------     --------------------------------------------------------------------

10.1 Amended Employment Agreement between Natural Health Trends Corp. and Richard S. Johnson dated March 16, 2006, but effective as of February 1, 2006.

10.2 Letter Agreement dated March 1, 2006 between Natural Health Trends Corp. and Robert H. Hesse.

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